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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

May 10, 2004
Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-50437	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On May 10, 2004, the Registrant issued the following press release:

STANDARD PARKING CORPORATION ANNOUNCES
FIRST QUARTER 2004 RESULTS

        CHICAGO, May 10, 2004—Standard Parking Corporation, one of the nation's largest operators of paid parking facilities, today announced first quarter 2004 operating results.

        Gross profit was $15.5 million for the first quarter 2004, an increase of 9.4% as compared to the same period in 2003. General and administrative expense was $8.5 million for the first quarter 2004, an increase of 4.6% as compared to the same period in 2003. Operating income was $4.6 million for the first quarter 2004, an increase of 41.2% as compared to the same period in 2003.

        "The year-over-year quarterly increase in gross profit, along with the resultant increase in operating income, are obviously very encouraging, and indicate that our team's effort in executing to our business model is producing positive results," said James A. Wilhelm, Standard Parking's President and Chief Executive Officer. "We are delighted with the net increase in locations under contract, which we view as an indication that our portfolio of services is being well received in the marketplace," Wilhelm concluded.

        Standard Parking Corporation, with approximately 11,600 employees, is one of the largest operators of paid parking facilities in North America, managing approximately 1,900 airport and urban parking facilities in over 275 cities spanning 42 states and three Canadian provinces.

* * * * *

        More information about Standard Parking is available at www.standardparking.com. Standard Parking's first quarter 2004 10-Q and 2003 annual report filed on Form 10-K is available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the company's website. Follow the links under "About Us."

        Certain statements contained herein may be forward-looking statements under the federal securities laws. Such statements can be identified by the use of words such as "anticipates," "intends," "seeks," "believes," "estimates," "plans," and "expects." These statements discuss expectations for the future, contain projections concerning the results of our operations or our future financial condition or state other forward-looking information. Such statements are subject to a number of risks and uncertainties. Our actual results, performance or achievements could differ substantially from the results expressed in, or implied by, those statements. We assume no responsibility for revising forward-looking statements in light of future events or circumstances.

Standard Parking Corporation

	Three Months Ended March 31,
	2003	2004
Parking services revenue:
Lease contracts	$35,674	$35,121
Management contracts	17,969	20,873
Reimbursement of management contract expense	76,813	87,721

Total revenue	130,456	143,715
Cost of parking services:
Lease contracts	32,818	32,424
Management contracts	6,696	8,119
Reimbursed management contract expense	76,813	87,721

Total cost of parking services	116,327	128,264

Gross profit:
Lease contracts	2,856	2,697
Management contracts	11,273	12,754

Total gross profit	14,129	15,451
General and administrative expenses	8,111	8,483
Depreciation and amortization	1,890	1,586
Special charges	97	—
Management fee—parent company	750	750

Operating Income	$3,281	$4,632
Number of facilities:
Leased facilities	295	299
Managed facilities	1,584	1,600

Total facilities	1,879	1,899

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION
Date: May 10, 2004	By:	/s/ JAMES A. WILHELM James A. Wilhelm, Director, President and Chief Executive Officer

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  Item 5. Other Events.
Standard Parking Corporation
SIGNATURES